SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 7, 2016 (March 3, 2016)

LINCOLNWAY ENERGY, LLC
(Exact Name of registrant as specified in its charter)

IOWA	000-51764	20-1118105
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

59511 W. Lincoln Highway, Nevada, Iowa	50201
(Address of Principal Executive Offices)	(Zip Code)

(515) 232-1010
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the 2016 Annual Meeting of Members of Lincolnway Energy, LLC (the “Company”) held March 3, 2016 (the “2016 Annual Meeting”), the members voted on the following proposals which are further described in the Company’s 2016 Proxy Statement filed with the Securities and Exchange Commission on January 21, 2016 (the “2016 Proxy Statement”).

Proposal 1:  The members elected to amend the Second Amended and Restated Operating Agreement of the Company to reduce the range of directors to not less than seven (7) nor more than nine (9) and to allow the directors to determine and establish the number of directors to serve as directors of the Company from time to time:

Votes For	Votes Against	Votes Withheld/Abstentions
16,340	1,110	1,305

Proposal 2: The members elected the following director nominees to serve on the Board of Directors until the 2019 Annual Meeting of Members or until his successor shall be elected and qualified:

Nominee	Votes For	Votes Withheld/Abstentions
James Hill	18,052	703
Kurt Olson	18,056	699
James Dickson	17,964	791

Proposal 3: The members voted to ratify the selection of RSM US LLP, formerly McGladrey LLP, to act as the independent registered public accounting firm for the Company for the fiscal year ending September 30, 2016.

Votes For	Votes Against	Abstentions
18,288	337	130

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLNWAY ENERGY, LLC

Date: March 7, 2016	By:	/s/ Erik Hakmiller
Erik Hakmiller
President and Chief Executive Officer